Exhibit 99.4

ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

AMENDMENT NO. 1 TO
8% GUARANTEED SECURED PROMISSORY NOTE

As of July 24, 2001

	This Amendment No. 1 amends the 8% Guaranteed Secured
Promissory Note No. 8R- 	 (hereinafter referred to as the
"Original Note") issued by Electronic Retailing Systems International, Inc., a Delaware corporation (hereinafter referred to as the "Maker"), as follows (and has been consented to by the Required Holders [as defined in the Original Note]; capitalized terms utilized herein and not otherwise defined herein shall have the meanings assigned to them in the Original
Note):

(i) Section 6.3 of the Original Note is deleted in its entirety;

(ii) Paragraph (b) of Section 6.4 of the Original Note shall be modified by deleting the phrase "to the reasonable satisfaction of the Required Holders, confirmation of which the Required Holders shall not unreasonably withhold or delay upon request of the Maker;" and substituting in lieu thereof the following: "pursuant to the following provisions (or provisions in all material respects with equivalent effect thereto):

This indebtedness, and the payment thereof
(including, without limitation, the payment of the principal hereof, any premium thereon and all interest under, and all other liabilities due under or with respect thereto), shall be subordinate in all respects in right of payment to, and may not be paid (absolutely or contingently, in whole or in part, before or after a bankruptcy or insolvency of the maker) until subsequent to, the prior and indefeasible payment in full of any and all principal of, premium on, interest under, and other liabilities due under or with respect to any and all 10% Guaranteed Secured
Notes and any and all 8% Guaranteed Secured Notes issued by the maker on or about July 6, 2000
(together with all further promissory notes subsequently issued pursuant thereto [or pursuant to any such further notes] on account of interest thereunder, and any additional notes executed and delivered by the maker in exchange or replacement of such notes, respectively).

; provided, however, that, subject to the occurrence of the Initial Closing (as defined under those certain Letters of Transmittal executed to Systems Holding, Inc. by the Required Holders) up to $500,000 of unsecured indebtedness for borrowed money to Holdco may be incurred by the Maker free of any restriction under this clause (i), and if the Initial Closing does not occur on or prior to the date specified under such Letters of Transmittal such indebtedness shall be subordinated as hereinabove provided." ;

(iii) a reference to ", unless the holder or holders thereof shall have waived such default after its occurrence" shall be added to Paragraph (f) of Section 8.1 thereof after the first reference therein to "Notes", and each reference to "or the Additional Notes" contained in said paragraph shall be deleted; and

(iv) Section 16 of the Original Note is amended by adding at the end thereof the phrase "Notwithstanding the foregoing or any other document or agreement, the second sentence of paragraph (b) of Section 2.3 of the Security Agreement shall not be construed to constrain the exercise or conversion of any NewCheck
Securities (as defined thereunder) in accordance with its terms (provided that any securities or other property issued upon such exercise or conversion shall continue to constitute NewCheck Securities [or proceeds thereof] thereunder).";

and any signature in the name and on behalf of the Maker (or any attestation thereof) on any Supplemental Note, or any Note delivered in exchange for or in replacement of this Note or on any amendment or supplement thereto, may be affixed by the Maker in facsimile form (provided the corporate seal of the Maker is impressed thereon)."

	THE ORIGINAL NOTE, AS AMENDED HEREBY, AND ALL SUPPLEMENTAL NOTES, SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF THAT
CERTAIN OPTION IN FAVOR OF SYSTEMS HOLDING, INC. (AND ITS
SUCCESSORS AND ASSIGNS) SET FORTH IN THE AFOREMENTIONED LETTER
OF TRANSMITTAL EXECUTED BY THE HOLDER HEREOF.


	IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 as of the date first-above written.

						ELECTRONIC RETAILING SYSTEMS
						  INTERNATIONAL, INC.



						By




Corp\ers\amendmnt\no. 1 to guaranteed note 8% 8k